Exhibit 99.2

DEVON ENERGY CORPORATION

Unaudited Pro Forma Combined Financial Information

Introduction

On September 26, 2020, Devon, East Merger Sub, Inc., a Delaware corporation and wholly-owned, direct subsidiary of Devon (“Merger Sub”), and WPX Energy, Inc., a Delaware corporation (“WPX”), entered into an Agreement and Plan of Merger (“Merger Agreement”), providing for the merger of Merger Sub with and into WPX, with WPX surviving the merger (the “Merger”) as a wholly-owned, direct subsidiary of Devon. On January 7, 2021, Merger Sub completed the Merger with WPX pursuant to the Merger Agreement. Under the terms and conditions contained in the Merger Agreement, and upon the completion of the Merger, holders of shares of WPX common stock, at their election, received 0.5165 shares of Devon common stock.

The following unaudited pro forma combined financial statements (the “Pro Forma Financial Statements”) have been prepared from the respective historical consolidated financial statements of Devon and WPX and have been adjusted to reflect the completion of the Merger. The unaudited pro forma combined balance sheet data gives effect to the proposed Merger as if it had occurred on December 31, 2020, while the unaudited pro forma combined statement of operations data for the year ended December 31, 2020 is presented as if the Merger had occurred on January 1, 2020. These summary unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Merger occurred as of the date indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors.

The Pro Forma Financial Statements have been developed from and should be read in conjunction with:

•	The audited consolidated financial statements of Devon included in its Annual Report on Form 10-K for the year ended December 31, 2020; and

•	The audited consolidated financial statements of WPX which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The Pro Forma Financial Statements have been prepared to reflect adjustments to Devon’s historical consolidated financial information that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the Pro Forma Statements of Operations, expected to have a continuing impact on Devon’s results. Accordingly, the Pro Forma Financial Statements reflect the following:

•	the Merger, using the acquisition method of accounting, with Devon as the accounting acquirer and each share of WPX Common Stock converted into 0.5165 of a share of Devon Common Stock;

•	the assumption of liabilities for expenses directly attributable to the Merger; and

•	the reclassification of certain of WPX’s historical amounts to conform to Devon’s financial statement presentation.

The acquisition method of accounting requires fair values be estimated and determined for the merger consideration, as well as the assets acquired and liabilities assumed by Devon upon completing the Merger. As of the date of this report, Devon has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the acquired WPX assets and assumed liabilities and the related purchase price. As soon as practical, Devon will identify the WPX assets acquired and liabilities assumed and make final determinations of their fair values using relevant information available at that time. As a result of the foregoing, the pro forma adjustments with respect to the Merger are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Any increases or decreases in the merger consideration and the fair value of assets acquired and liabilities assumed upon completion of the final valuations may be materially different from the information presented in the Pro Forma Financial Statements.

Although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the Pro Forma Financial Statements do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result after the Merger and, accordingly, do not attempt to predict or suggest future results. Specifically, the Pro Forma Statements of Operations exclude projected synergies expected to be achieved as a result of the Merger, as well as any associated costs that may be required to achieve the identified synergies. The Pro Forma Statements of Operations also exclude the effects of transaction costs associated with the Merger, costs associated with restructuring actions, integration activities or asset dispositions resulting from the Merger, which to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the Merger. However, such costs could affect the combined company following the Merger in the period the costs are incurred or recorded. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Merger.

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2020

(IN MILLIONS)

	Historical			Transaction Accounting Adjustments
	Devon	WPX	Total	Reclass(a)	WPX Merger			Pro Forma Devon
Cash, cash equivalents and restricted cash	$2,237	$333	$2,570	$23	$—			$2,593
Accounts receivable	601	494	1,095	—	—			1,095
Derivative assets	—	4	4	(4)	—			—
Inventories	—	24	24	(24)	—			—
Income taxes receivable	174	—	174	—	—			174
Other current assets	248	51	299	5	—			304

Total current assets	3,260	906	4,166	—	—			4,166

Oil and gas property and equipment, net	4,436	—	4,436	7,916	883	(b	)	13,235
Other property and equipment, net	957	—	957	580	—			1,537

Total property and equipment, net	5,393	—	5,393	8,496	883			14,772

Properties and equipment	—	10,850	10,850	(10,850)	—			—
Less—accumulated depreciation, depletion and amortization	—	(2,361)	(2,361)	2,361	—			—

Properties and equipment, net	—	8,489	8,489	(8,489)	—			—

Goodwill	753	—	753	—	—			753
Right-of-use assets	223	—	223	59	—			282
Investments	—	33	33	(33)	—			—
Derivative assets	—	2	2	(2)	—			—
Other long-term assets	283	101	384	(31)	301	(b	)	654

Total long-term assets	6,652	8,625	15,277	—	1,184			16,461

Total assets	$9,912	$9,531	$19,443	$—	$1,184			$20,627

Accounts payable	$242	$611	$853	$(255)	$—			$598
Revenues and royalties payable	662	—	662	298	—			960
Derivatives liabilities	—	242	242	(242)	—			—
Other current liabilities	536	234	770	199	50	(e	)	1,019

Total current liabilities	1,440	1,087	2,527	—	50			2,577

Long-term debt	4,298	3,215	7,513	—	349	(b	)	7,862
Lease liabilities	246	—	246	17	—			263
Asset retirement obligations	358	—	358	117	(31)	(b	)	444
Other long-term liabilities	551	663	1,214	(101)	(42)	(b	)	1,071
Deferred income taxes	—	99	99	—	(99)	(b	)	—
Derivative liabilities	—	33	33	(33)	—			—

Total long-term liabilities	5,453	4,010	9,463	—	177			9,640

Total liabilities	6,893	5,097	11,990	—	227			12,217

Preferred units of consolidated partnership	—	9	9	—	—			9

Common stock	38	6	44	—	29	(c	)	67
					(6)	(d	)
Additional paid-in capital	2,766	8,672	11,438	—	5,403	(c	)	8,169
					(8,672)	(d	)
Retained earnings	208	(4,253)	(4,045)	—	4,253	(d	)	158
					(50)	(e	)
Accumulated other comprehensive loss	(127)	—	(127)	—	—			(127)

Total stockholders’ equity attributable to Devon	2,885	4,425	7,310	—	957			8,267
Noncontrolling interests	134	—	134	—	—			134

Total equity	3,019	4,425	7,444	—	957			8,401

Total liabilities and equity	$9,912	$9,531	$19,443	$—	$1,184			$20,627

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR TWELVE MONTHS ENDED DECEMBER 31, 2020

(IN MILLIONS)

	Historical			Transaction Accounting Adjustments
	Devon	WPX	Total	Reclass(a)	WPX Merger			Pro Forma Devon
Oil, gas and NGL sales	$2,695	$—	$2,695	$1,903	$—			$4,598
Oil, gas and NGL derivatives	155	—	155	321	—			476
Marketing and midstream revenues	1,978	—	1,978	209	—			2,187
Oil sales	—	1,694	1,694	(1,694)	—			—
Natural gas sales	—	64	64	(64)	—			—
Natural gas liquid sales	—	145	145	(145)	—			—
Net gain on derivatives	—	321	321	(321)	—			—
Commodity management	—	199	199	(199)	—			—
Other	—	10	10	(10)	—			—

Total revenues	4,828	2,433	7,261	—	—			7,261

Production expenses	1,123	—	1,123	794	—			1,917
Exploration expenses	167	116	283	—	—			283
Marketing and midstream expenses	2,013	—	2,013	213	—			2,226
Depreciation, depletion and amortization	1,300	985	2,285	—	(102)	(f	)	2,183
Asset impairments	2,693	967	3,660	8	—			3,668
Asset dispositions	(1)	—	(1)	(28)	—			(29)
General and administrative expenses	338	205	543	—	—			543
Financing costs, net	270	—	270	214	—			484
Restructuring and transaction costs	49	41	90	—	—			90
Lease and facility operating	—	392	392	(392)	—			—
Gathering, processing and transportation	—	276	276	(276)	—			—
Taxes other than income	—	131	131	(131)	—			—
Commodity management	—	221	221	(221)	—			—
Interest expense	—	193	193	(193)	—			—
Loss on extinguishment of debt	—	23	23	(23)	—			—
Gains on equity method investment transactions	—	(2)	(2)	2	—			—
Equity earnings	—	(13)	(13)	13	—			—
Other income	—	(3)	(3)	3	—			—
Other expenses	(34)	(8)	(42)	17	—			(25)

Total expenses	7,918	3,524	11,442	—	(102)			11,340

Earnings (loss) from continuing operations before income taxes	(3,090)	(1,091)	(4,181)	—	102			(4,079)
Income tax expense (benefit)	(547)	(201)	(748)	—	—	(g	)	(748)

Net earnings (loss) from continuing operations	(2,543)	(890)	(3,433)	—	102			(3,331)
Net earnings attributable to noncontrolling interests	9	4	13	—	—			13

Net earnings (loss) from continuing operations attributable to Devon	$(2,552)	$(894)	$(3,446)	$—	$102			$(3,344)

Loss per share:
Basic	$(6.78)							$(5.01)
Diluted	$(6.78)							$(5.01)

Weighted average shares outstanding
Basic	382				290	(h	)	667
Diluted	382				290	(h	)	667

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

1. Basis of Presentation

The unaudited pro forma combined financial information has been derived from Devon’s Annual Report on Form 10-K for the year ended December 31, 2020 and the audited financial statements of WPX which are filed as Exhibit 99.1 to this current report on Form 8-K/A. Certain of WPX’s historical amounts have been reclassified to conform to Devon’s financial statement presentation. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes thereto of Devon and WPX, as well as the pro forma financial information included in the WPX Current Report referenced above.

The Pro Forma Balance Sheet is presented as if the Merger had been completed on December 31, 2020. The Pro Forma Statements of Operations are presented as if the Merger had been completed on January 1, 2020.

The Pro Forma Financial Statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. All adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements. The Pro Forma Financial Statements do not purport to represent what the combined company’s financial position or results of operations would have been if the Merger had actually occurred on the date indicated, nor are they indicative of Devon’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these Pro Forma Financial Statements.

2. Merger Consideration and Purchase Price Allocation

As the accounting acquirer, Devon accounted for the Merger using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price with respect to the Merger is based upon Devon’s estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of December 31, 2020. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined companies may be materially different from the pro forma amounts included herein. As of the date of this report, Devon has not yet completed the preliminary detailed valuation of the fair value of the acquired WPX assets and assumed liabilities and the related allocations of the purchase price, but will complete as soon as practicable.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:

•

changes in the estimated fair value of WPX’s identifiable assets acquired and liabilities assumed as of the closing of the Merger, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors as of the closing date of the Merger;

•	the tax bases of WPX’s assets and liabilities as of the closing date of the Merger; and

•	the factors described in the section entitled “Risk Factors” in Item 1A of Devon’s Annual Report on Form 10-K for the period ended December 31, 2020.

The value of the Merger consideration and its allocation to the net assets acquired is as follows:

Preliminary Purchase Price Allocation
(in millions)
Consideration:
WPX Common Stock outstanding	561.2
Exchange Ratio	0.5165

Devon Common Stock issued	289.9
Devon closing price on January 7, 2021	$18.57

Total common equity consideration	$5,383
Share-based replacement awards	49

Total consideration	$5,432

Assets acquired:
Cash, cash equivalents and restricted cash	$356
Accounts receivable	494
Other current assets	56
Right-of-use assets	59
Oil and gas property and equipment, net	8,799
Other property and equipment, net	580
Other long-term assets	371

Total assets acquired	$10,715
Liabilities assumed:
Accounts payable	$356
Revenue and royalties payable	298
Other current liabilities	433
Long-term debt	3,564
Lease liabilities	17
Asset retirement obligations	86
Other long-term liabilities	520
Preferred units of consolidated partnership	9

Total liabilities assumed	5,283
Net assets acquired	$5,432

3. Pro Forma Adjustments

The following adjustments have been made to the accompanying Pro Forma Financial Statements to give effect to the Merger:

(a)	The following reclassifications conform WPX’s historical financial information to Devon’s financial statement presentation:

Pro Forma Balance Sheet as of December 31, 2020

•	Cash, cash equivalents and restricted cash: Reclassification of $23 million of restricted cash in other current assets to cash, cash equivalents and restricted cash.

•	Current assets: Reclassification of $4 million of derivative assets and $24 million of inventories to other current assets.

•

Property and equipment: Reclassification of $10.9 billion of properties and equipment to oil and gas property and equipment, net, for $10.1 billion and other property and equipment, net, for $735 million. Reclassification of $2.4 billion of accumulated depreciation, depletion and amortization to oil and gas property and equipment, net, for $2.2 billion and other property and equipment, net, for $162 million. Reclassification of $7 million of pipeline linefill included within other long-term assets to other property and equipment, net.

•

Other long-term assets: Reclassification of $59 million of other long-term assets to right-of-use assets. Reclassification of $33 million of investments and $2 million of derivative assets to other long-term assets. Reclassification of $7 million of pipeline linefill included within other long-term assets to other property and equipment, net.

•

Current liabilities: Reclassification of $255 million of accounts payable to revenues and royalties payable. Reclassification of $43 million of production and severance taxes payable included within other current liabilities to revenues and royalties payable. Reclassification of $242 million of derivative liabilities to other current liabilities.

•

Other long-term liabilities: Reclassification of $17 million of other long-term liabilities to lease liabilities and $117 million of other-long-term liabilities to asset retirement obligations. Reclassification of $33 million of derivative liabilities to other long-term liabilities.

Pro Forma Statement of Operations for Year Ended December 31, 2020

•

Revenues: Reclassification of $1.7 billion, $64 million and $145 million of WPX’s disaggregated oil, natural gas and NGL sales, respectively, to aggregated oil, gas and NGL sales. Reclassification of $321 million net gain (loss) on derivatives to oil, gas and NGL derivatives. Reclassification of $199 million of commodity management revenues and $10 million of other revenues to marketing and midstream revenues.

•

Expenses: Reclassification of $387 million of lease and facility operating expenses, $276 million of gathering, processing and transportation expenses and $131 million of taxes other than income to production expenses. Reclassification of $213 million from commodity management expenses to marketing and midstream expenses. Reclassification of $8 million lower of cost or market adjustment included within commodity management expenses to asset impairments. Reclassification of $28 million of other income to asset dispositions. Reclassification of $193 million of interest expense, $23 million of loss on extinguishment of debt and $2 million of interest income included within other income to financing costs, net. Reclassification of $5 million of asset retirement obligation accretion included within lease and facility operating expense, $13 million of equity earnings, $3 million of other income and $2 million gain on equity method transactions to other expenses.

(b)	These adjustments reflect the estimated fair value of Devon Common Stock of $5.4 billion allocated to the estimated fair values of the assets acquired and liabilities assumed as follows:

•	Total property and equipment, net: $0.3 billion decrease in WPX’s net book value of proved oil and gas properties and $1.2 billion increase in WPX’s unproved oil and gas properties.

•	Other long-term assets: $307 million increase in the WPX’s net book value of investments and an $6 million decrease in debt issuance costs associated with WPX’s credit facility.

•	Long-term debt: $349 million increase in WPX’s book value.

•	Asset retirement obligations: $31 million decrease in WPX’s book value.

•	Other long-term liabilities: $42 million decrease in WPX’s book value.

•

Deferred income taxes: $99 million decrease in deferred tax liabilities upon completing the Merger. The combined company has assessed all available evidence and concluded that a 100% valuation allowance is necessary against all U.S. federal and state net deferred tax assets. The combined company’s ability to utilize net operating losses, as well as other credit carryforwards, to offset taxable income and the associated tax liability, may continue to be hindered pursuant to limitations in Section 382 of the Internal Revenue Code and the need for a valuation allowance may continue in future periods.

(c)	These adjustments reflect the increase in Devon Common Stock and additional paid-in capital resulting from the issuance of Devon Common Stock to WPX stockholders to effect the transaction.

(d)	These adjustments reflect the elimination of WPX’s historical equity balances.

(e)

This adjustment reflects the estimated remaining transaction costs of $50 million related to the Merger, including banking, legal and accounting fees that are not capitalized as part of the transaction. The costs are not reflected in the historical December 31, 2020 consolidated balance sheets of Devon and WPX because they have not yet been incurred or were dependent upon the closing of the Merger, but are reflected in the Pro Forma Balance Sheet as an increase to other current liabilities as they will be expensed by Devon and WPX as incurred. These amounts and their corresponding tax effect have not been reflected in the Pro Forma Statements of Operations due to their nonrecurring nature.

(f)	These adjustments reflect the decrease to depreciation, depletion and amortization expense resulting from the change in the basis of property and equipment.

(g)

The combined company anticipates no material changes to current income tax as a result of the Merger. Further, since the combined company is in a full valuation allowance, no net deferred tax is recorded as a result of changes to pre-tax income/loss or the combined balance sheet. Since the income tax rate used in these Pro Forma Statements of Operations is an estimate, it will likely vary from the actual effective rates in periods subsequent to the Merger due to a variety of reasons including post-merger activities.

(h)	These adjustments reflect Devon Common Stock issued to WPX stockholders.

4. Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves prepared as of December 31, 2020, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2020, as well as changes to the standardized measure for the year ended December 31, 2020, are also presented.

This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company.

	Oil (MMBbls)
	Devon Historical	WPX Historical	Devon Pro Forma Combined
December 31, 2019	276	296	572
Revisions	(8)	(40)	(48)
Extensions and discoveries	71	50	121
Purchase of reserves	1	136	137
Production	(57)	(47)	(104)
Sale of reserves	(1)	(1)	(2)

December 31, 2020	282	394	676

Proved developed reserves:
December 31, 2019	198	184	382
December 31, 2020	194	270	464
Proved undeveloped reserves:
December 31, 2019	78	112	190
December 31, 2020	88	124	212

	Natural Gas (Bcf)
	Devon Historical	WPX Historical	Devon Pro Forma Combined
December 31, 2019	1,621	741	2,362
Revisions	(90)	9	(81)
Extensions and discoveries	188	194	382
Purchase of reserves	19	233	252
Production	(221)	(104)	(325)
Sale of reserves	(5)	(4)	(9)

December 31, 2020	1,512	1,069	2,581

Proved developed reserves:
December 31, 2019	1,344	457	1,801
December 31, 2020	1,244	756	2,000
Proved undeveloped reserves:
December 31, 2019	277	284	561
December 31, 2020	268	313	581

	NGL (MMBbls)
	Devon Historical	WPX Historical	Devon Pro Forma Combined
December 31, 2019	211	108	319
Revisions	—	(30)	(30)
Extensions and discoveries	33	18	51
Purchase of reserves	3	30	33
Production	(28)	(14)	(42)
Sale of reserves	(1)	(1)	(2)

December 31, 2020	218	111	329

Proved developed reserves:
December 31, 2019	167	65	232
December 31, 2020	173	80	253
Proved undeveloped reserves:
December 31, 2019	44	43	87
December 31, 2020	45	31	76

	Combined (MMBoe)
	Devon Historical	WPX Historical	Devon Pro Forma Combined
December 31, 2019	757	528	1,285
Revisions	(23)	(69)	(92)
Extensions and discoveries	135	100	235
Purchase of reserves	7	204	211
Production	(122)	(79)	(201)
Sale of reserves	(2)	(2)	(4)

December 31, 2020	752	682	1,434

Proved developed reserves:
December 31, 2019	589	326	915
December 31, 2020	574	475	1,049
Proved undeveloped reserves:
December 31, 2019	168	202	370
December 31, 2020	178	207	385

The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020 is as follows:

	Year Ended December 31, 2020
	Devon Historical	WPX Historical	Devon Pro Forma Combined
	($ in millions)
Future cash inflows	$14,957	$16,667	$31,624
Future costs:
Development	(1,747)	(1,267)	(3,014)
Production	(7,964)	(8,859)	(16,823)
Future income tax expense	—	(93)	(93)

Future net cash flow	5,246	6,448	11,694
10% discount to reflect timing of cash flows	(1,774)	(3,243)	(5,017)

Standardized measure of discounted future net cash flows	$3,472	$3,205	$6,677

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2020 are as follows:

	Year Ended December 31, 2020
	Devon Historical	WPX Historical	Devon Pro Forma Combined
	($ in millions)
Beginning balance	$5,398	$4,131	$9,529
Net changes in prices and production costs	(3,277)	(2,460)	(5,737)
Oil, gas and NGL sales, net of production costs	(1,572)	(1,104)	(2,676)
Changes in estimated future development costs	402	566	968
Extensions and discoveries, net of future development costs	988	241	1,229
Purchase of reserves	23	1,228	1,251
Sales of reserves in place	(7)	(9)	(16)
Revisions of quantity estimates	147	(377)	(230)
Previously estimated development costs incurred during the period	537	384	921
Accretion of discount	285	408	693
Net change in income taxes and other	548	197	745

Ending balance	$3,472	$3,205	$6,677